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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 333-41275, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 No. 333-42899, to the incorporation by reference in the Registration Statement on Form S-8 No. 333-14577, to the incorporation by reference in the Registration Statement on Form S-3 No. 33-32367, and to the incorporation by reference in the Registration Statement on Form S-8, No. 33-40559 of Precision Castparts Corp. of our report dated April 29, 1998 appearing on page 33 of the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in Item 14(a)2 of this Form 10-K.

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
                                          /s/ PRICE WATERHOUSE LLP
                                          --------------------------------------
                                          PRICE WATERHOUSE LLP
                                          Portland, Oregon
                                          June 26, 1998
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